UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

Adamas One Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41560	83-1833607
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17767 N. Perimeter Dr., Ste. B115

Scottsdale, AZ 85255

(Address of principal executive offices)

(480) 356-8798

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JEWL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD.

On February 16, 2024, Adamas One Corp. (the “Company” or the “Registrant”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, since the Company has not yet filed its Quarterly Report on Form 10-Q for the quarterly period December 31, 2023 (the “Form 10-Q”), and because, as previously disclosed, the Company remains delinquent in filing its Annual Report on Form 10-K for the period ended September 30, 2023 (the “Form 10-K”), the Company does not comply with Nasdaq Listing Rule 5250(c)(1) for continued listing.

As a result of this delinquency of not timely filing the Form 10-Q and Form 10-K, the Company has until March 19, 2024, to submit a plan to regain compliance (the “Compliance Plan Due Date”) and if Nasdaq accepts such plan, Nasdaq may grant an exception of up to 180 calendar days from the original due date of the Form 10-K, or until July 16, 2024, to regain compliance. The Company intends to submit the plan by the Compliance Plan Due Date. However, there is no assurance that Nasdaq will accept the Company’s plan to regain compliance or, if accepted, that the Company will be able to regain compliance with Nasdaq’s rules by July 16, 2024. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMAS ONE CORP.

Dated: February 23, 2024	By:	/s/ John G. Grdina
	Name: Title:	John G. Grdina President and Chief Executive Officer